NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces First Quarter 2025 Results

•First quarter sales of $827 million, reflects 2% organic growth over the prior year quarter, excluding the impact of foreign exchange

•First quarter GAAP EPS of ($0.22) compared to $0.54 in the prior year quarter

•First quarter adjusted EPS of $0.76, in-line with guidance; growth of 4% over the prior year quarter, excluding an unfavorable impact of $0.03 from foreign exchange

•2025 full year adjusted EPS guidance range of $2.70 to $2.94, unchanged from prior guidance

CLEVELAND – May 6, 2025 – Avient Corporation (NYSE: AVNT), an innovator of materials solutions, today announced its first quarter results for 2025. The company reported first quarter sales of $826.6 million compared to $829.0 million in the prior year quarter.

First quarter GAAP earnings per share (EPS) were ($0.22) compared to $0.54 in the prior year quarter. The company noted that first quarter 2025 GAAP EPS includes special items of $0.82 primarily related to an impairment associated with ceasing the development of S/4HANA, a cloud-based ERP system (see attachment 3), and $0.16 of intangible amortization expense (see attachment 1).

First quarter 2025 adjusted EPS was $0.76 compared to $0.76 in the prior year quarter. This translates to 4% adjusted EPS growth, excluding the unfavorable impact of foreign exchange.

"I'm pleased with our team's execution this quarter to deliver these results in a volatile and changing macro-economic backdrop," said Dr. Ashish Khandpur, President and Chief Executive Officer, Avient Corporation.

"The evolving trade policy has led to uncertainty impacting demand in certain markets and geographies, particularly in the U.S. Despite this, our teams delivered organic sales growth for the fourth consecutive quarter and expanded adjusted EBITDA margins 20 basis points to 17.5%. These results were achieved by remaining focused on our customers and staying agile to the changing market conditions. We further streamlined our structure to better serve our customers and markets, controlled our direct and indirect costs, while still prioritizing investments in our growth vectors aligned to our strategy," added Dr. Khandpur.

“From a regional perspective, Asia and Latin America delivered strong results, growing organic sales 9% and 17%, respectively,” Dr. Khandpur continued. “EMEA delivered a fourth consecutive quarter of growth, increasing organic sales by 2%. Weaker consumer sentiment led to a 3% decline in the U.S. and Canada.”

2025 Outlook

“Looking ahead to the second quarter, we expect continued volatility in demand as consumers and businesses assess the changing economic landscape,” said Jamie Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation. “While we anticipate weakness in consumer and transportation end markets, we see opportunities for growth in our largest end market, packaging, as well as strength in our high profit portfolios in defense and healthcare. As such, we expect second quarter adjusted EPS of $0.79, which represents 4% growth over the prior year quarter.”

“The full year outlook is less certain and highly dependent on global economic growth, which is currently hard to predict. However, our current operational performance is in-line with expectations, and we are keeping our full year guidance range unchanged for adjusted EBITDA of $540 to $570 million and adjusted EPS of $2.70 to $2.94. Furthermore, given our strong cash position and expectation for free cash flow this year, we intend to pay down between $100 to $200 million of debt by year-end,” said Ms. Beggs.

Dr. Khandpur added, “While the level of macro-economic uncertainty has increased, we are well positioned to help our customers across the globe navigate this new environment. For the most part, we source raw materials and manufacture our products locally in the regions we serve, so we expect minimal direct impact from tariffs announced to date. We are focused on executing what we can influence, which includes staying close to our customers, winning share and new business, proactively working to offset raw material or tariff-related inflation, controlling our costs and strengthening our balance sheet. We see opportunity to differentiate our performance by executing our strategy and remain committed to organically grow above our markets while expanding margins on the bottom line.”

Webcast Details

Avient will provide additional details on its 2025 first quarter and its 2025 full year outlook during its webcast scheduled for 8:00 a.m. Eastern Time on May 6, 2025.

The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in number and personal PIN. This information is required to access the conference call. The question-and-answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include organic performance (which excludes the impact of foreign exchange), adjusted EPS, adjusted operating income, adjusted EBITDA, adjusted EBITDA margins, free cash flow and adjusted free cash flow. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS and adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, environmental remediation costs and associated recoveries, mark-to-market adjustments on pension and other post-retirement obligations, acquisition-related charges, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news.

About Avient

Our purpose at Avient Corporation (NYSE: AVNT) is to be an innovator of materials solutions that help our customers succeed, while enabling a sustainable world. Our local touch and customer engagement, combined with our global presence, allows us to serve customers with agility. We harness the collective strength of more than 9,000 employees worldwide to collaborate and build on each other's ideas. In doing so, we innovate solutions that help our customers overcome their challenges or capitalize on opportunities provided by the fast-changing world and secular trends. Our expanding portfolio of offerings includes colorants, advanced composites, functional additives, engineered materials, and Dyneema®, the world’s strongest fiber™. By intersecting our broad portfolio of technologies with the product roadmaps of our customers, we help create differentiated and high-performance products that make the world better and more sustainable. Visit www.avient.com to learn more.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; disruptions or inefficiencies in our supply chain, logistics, or operations; changes in laws and regulations in jurisdictions where we conduct business, including with respect to plastics and climate change; fluctuations in raw material prices, quality and supply, and in energy prices and supply; demand for our products and services; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; our ability to service our indebtedness and restrictions on our current and future operations due to our indebtedness; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation, geopolitical conflicts, tariffs and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Reconciliation of Adjusted Net Income and Earnings Per Share (Unaudited)
(In millions, except per share data)

Senior management uses comparisons of adjusted net income attributable to Avient common shareholders and diluted adjusted earnings per share (EPS) attributable to Avient common shareholders, excluding special items, to assess performance and facilitate comparability of results. Further, as a result of Avient's strategic shift to an innovator of materials solutions, it has completed several acquisitions and divestitures which have resulted in a significant amount of intangible asset amortization. Management excludes intangible asset amortization from adjusted EPS as it believes excluding acquired intangible asset amortization is a useful measure of current period earnings per share. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
	2025		2024
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net (loss) income attributable to Avient common shareholders	$(20.2)	$(0.22)	$49.4	$0.54
Special items, after-tax (Attachment 3)	75.7	0.82	5.5	0.06
Amortization expense, after-tax	14.5	0.16	14.9	0.16
Adjusted net income / EPS	$70.0	$0.76	$69.8	$0.76
(1) Per share amounts may not recalculate from figures presented herein due to rounding

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2025	2024

Sales	$826.6	$829.0
Cost of sales	563.4	550.8
Gross margin	263.2	278.2
Selling and administrative expense	262.5	184.2
Operating income	0.7	94.0
Interest expense, net	(26.9)	(26.6)
Other expense, net	(0.4)	(0.9)
(Loss) income before income taxes	(26.6)	66.5
Income tax benefit (expense)	6.7	(16.8)
Net (loss) income	$(19.9)	$49.7
Net income attributable to noncontrolling interests	(0.3)	(0.3)
Net (loss) income attributable to Avient common shareholders	$(20.2)	$49.4

(Loss) earnings per share attributable to Avient common shareholders - Basic:	$(0.22)	$0.54
(Loss) earnings per share attributable to Avient common shareholders - Diluted:	$(0.22)	$0.54

Cash dividends declared per share of common stock	$0.2700	$0.2575

Weighted-average shares used to compute (loss) earnings per common share:
Basic	91.5	91.2
Diluted	91.5	92.0

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2025	2024
Cost of sales:
Restructuring costs, including accelerated depreciation	$(4.1)	$3.6
Environmental remediation costs	(4.9)	(4.0)
Reimbursement of previously incurred environmental costs	1.3	—
Impact on cost of sales	(7.7)	(0.4)

Selling and administrative expense:
Restructuring and employee separation costs	(5.1)	(0.7)
Legal and other	(0.4)	(3.5)
Cloud-based enterprise resource planning system impairment	(86.3)	—
Acquisition related costs	—	(1.6)
Impact on selling and administrative expense	(91.8)	(5.8)

Impact on operating income	(99.5)	(6.2)

Interest expense, net - financing costs	(1.7)	—

Impact on (loss) income before income taxes	(101.2)	(6.2)
Income tax benefit on special items	25.5	1.4
Tax adjustments(2)	—	(0.7)
Impact of special items on net (loss) income	$(75.7)	$(5.5)

Diluted (loss) earnings per common share impact	$(0.82)	$(0.06)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.8	92.0

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items and certain adjustments to uncertain tax position reserves and valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$456.0	$544.5
Accounts receivable, net	489.6	399.5
Inventories, net	372.8	346.8
Other current assets	111.9	131.3
Total current assets	1,430.3	1,422.1
Property, net	951.8	955.3
Goodwill	1,684.0	1,659.7
Intangible assets, net	1,464.5	1,450.4
Other non-current assets	280.6	323.6
Total assets	$5,811.2	$5,811.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$7.8	$7.7
Accounts payable	422.2	417.4
Accrued expenses and other current liabilities	268.2	331.0
Total current liabilities	698.2	756.1
Non-current liabilities:
Long-term debt	2,061.3	2,059.3
Deferred income taxes	268.0	260.4
Other non-current liabilities	469.3	405.7
Total non-current liabilities	2,798.6	2,725.4

SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,298.3	2,313.8
Noncontrolling interest	16.1	15.8
Total equity	2,314.4	2,329.6
Total liabilities and equity	$5,811.2	$5,811.1

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net (loss) income	$(19.9)	$49.7
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Depreciation and amortization	45.3	44.3
Cloud-based enterprise resource planning system impairment	71.6	—
Share-based compensation expense	2.4	3.3
Changes in assets and liabilities:
Increase in accounts receivable	(83.7)	(81.9)
Increase in inventories	(20.3)	(12.3)
(Decrease) increase in accounts payable	(1.0)	1.7
Environmental insurance recovery	34.0	—
Decrease in incentive accruals	(53.1)	(16.8)
Accrued expenses and other assets and liabilities, net	(26.4)	(30.8)
Net cash used by operating activities	(51.1)	(42.8)

Investing activities
Capital expenditures	(12.5)	(24.4)
Proceeds from plant closures	—	2.0
Other investing activities	—	(2.1)
Net cash used by investing activities	(12.5)	(24.5)

Financing activities
Payments on long-term borrowings	—	(2.7)
Cash dividends paid	(24.7)	(23.5)
Other financing activities	(3.6)	(1.9)
Net cash used by financing activities	(28.3)	(28.1)
Effect of exchange rate changes on cash	3.4	(6.1)
Decrease in cash and cash equivalents	(88.5)	(101.5)
Cash and cash equivalents at beginning of year	544.5	545.8
Cash and cash equivalents at end of period	$456.0	$444.3

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate.

	Three Months Ended March 31,
	2025	2024
Sales:
Color, Additives and Inks	$519.7	$515.3
Specialty Engineered Materials	308.4	314.4
Corporate	(1.5)	(0.7)
Sales	$826.6	$829.0

Gross margin:
Color, Additives and Inks	$173.1	$171.2
Specialty Engineered Materials	97.8	107.0
Corporate	(7.7)	—
Gross margin	$263.2	$278.2

Selling and administrative expense:
Color, Additives and Inks	$94.5	$96.4
Specialty Engineered Materials	50.7	53.6
Corporate	117.3	34.2
Selling and administrative expense	$262.5	$184.2

Operating income:
Color, Additives and Inks	$78.6	$74.8
Specialty Engineered Materials	47.1	53.4
Corporate	(125.0)	(34.2)
Operating income	$0.7	$94.0

Depreciation & amortization:
Color, Additives and Inks	$21.7	$21.9
Specialty Engineered Materials	21.5	19.6
Corporate	2.1	2.8
Depreciation & amortization	$45.3	$44.3

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$100.3	$96.7
Specialty Engineered Materials	68.6	73.0
Corporate	(122.9)	(31.4)
Other expense, net	(0.4)	(0.9)
EBITDA	$45.6	$137.4
Special items, before tax	101.2	6.2
Interest expense included in special items	(1.7)	—
Depreciation & amortization included in special items	(0.4)	(0.5)
Adjusted EBITDA	$144.7	$143.1

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses operating income before special items to assess performance and allocate resources because senior management believes that this measure is most useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient's annual incentive plans and is used in debt covenant computations. Senior management believes this measure is useful to investors because it allows for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2025	2024

Sales	$826.6	$829.0

Gross margin - GAAP	263.2	278.2
Special items in gross margin (Attachment 3)	7.7	0.4
Adjusted gross margin	$270.9	$278.6

Adjusted gross margin as a percent of sales	32.8%	33.6%

Operating income - GAAP	0.7	94.0
Special items in operating income (Attachment 3)	99.5	6.2
Adjusted operating income	$100.2	$100.2

Adjusted operating income as a percent of sales	12.1%	12.1%

	Three Months Ended March 31,
Reconciliation to EBITDA and Adjusted EBITDA:	2025	2024
Net (loss) income – GAAP	$(19.9)	$49.7
Income tax (benefit) expense	(6.7)	16.8
Interest expense, net	26.9	26.6
Depreciation & amortization	45.3	44.3
EBITDA	$45.6	$137.4
Special items, before tax	101.2	6.2
Interest expense included in special items	(1.7)	—
Depreciation & amortization included in special items	(0.4)	(0.5)
Adjusted EBITDA	$144.7	$143.1

Adjusted EBITDA as a percent of sales	17.5%	17.3%

	Year Ended December 31, 2024
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)

Net income attributable to Avient common shareholders	$169.5	$1.84
Special items, after-tax	15.9	0.17
Amortization expense, after-tax	59.5	0.65
Adjusted net income / EPS	$244.9	$2.66
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Three Months Ended June 30, 2024
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)

Net income attributable to Avient common shareholders	$33.6	$0.36
Special items, after-tax	21.8	0.24
Amortization expense, after-tax	14.8	0.16
Adjusted net income / EPS	$70.2	$0.76
(1) Per share amounts may not recalculate from figures presented herein due to rounding